UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 26, 2024

GCT Semiconductor Holding, Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-41013
(Commission File Number)

Delaware	86-2171699
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2290 North 1st Street, Suite 201
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 434-6040
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GCTS	NYSE
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	GCTSW	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement Transaction

On September 26, 2024, GCT Semiconductor Holding, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Anapass, Inc. (the “Purchaser”), pursuant to which the Company shall issue and sell to the Purchaser in a private placement (the “Transaction”) 741,603 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at a purchase price of $3.02 per share (the “Shares”) and a warrant to purchase 148,320 shares of Common Stock (the “Warrant”). The Warrant is immediately exercisable, will expire five years following the issuance date, and has an exercise price of $3.02 per shares. The Company expects to receive aggregate gross proceeds from the Transactions of approximately $2.2 million.

The Purchase Agreement is subject to customary representations, warranties, covenants and conditions that are typical for transactions of this type. In addition, the Purchaser is subject to a 180-days lock-up period commencing from the date of closing. The Company has agreed to file a registration statement on Form S-3 (or any successor form) with the Securities and Exchange Commission (the “SEC”) covering the resale of the maximum number of Registrable Securities (as defined in the Purchase Agreement) by the Purchaser within 30 days after the Company becomes eligible to use Form S-3 and to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter.

The Shares, the Warrant, and the shares of Common Stock issuable upon exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and Regulation D (Rule 506) thereunder.

The foregoing summaries of the Purchase Agreement and the Warrant are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Report in relation to the Shares and Warrant is incorporated herein by reference.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1*	Warrant to Purchase Common Stock of GCT Semiconductor Holding, Inc., issued September 26, 2024.
10.1*	Securities Purchase Agreement, dated September 26, 2024, by and among GCT Semiconductor Holding, Inc. and Anapass, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCT SEMICONDUCTOR HOLDING, INC.

September 26, 2024	By:	/s/ Edmond Cheng
	Name:	Edmond Cheng
	Title:	Chief Financial Officer